SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   Form 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 17, 2004

                            Pathfinder Bancorp, Inc.
          -------------------------------------------------------------

             (Exact name of registrant as specified in its charter)

       Federal                        000-23601                 16-1540137
----------------------------     ---------------------      --------------------
    (State or other jurisdiction     (Commission File No.)   (I.R.S. Employer
                                 of incorporation)
                               Identification No.)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (315) 343-0057
                                 --------------


                                 NOT APPLICABLE
         --------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item  5.     Other  Events

          On August 17, 2004, Pathfinder Bancorp, Inc. issued the enclosed press
release               regarding  the  amendment  to  the second quarter earnings release.

Item  7.          Financial  Statements  and  Exhibits

Exhibit  99     Press Release regarding adjusted second quarter earnings release
dated  August  17,          2004.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           PATHFINDER  BANCORP,  INC.


Date:  August  17,  2004          By:  /s/  Thomas  W.  Schneider

                                  ------------------------------------
                                  Thomas  W.  Schneider
                                  President  and  Chief  Executive
                                  Officer

                                  EXHIBIT  INDEX


The  following  Exhibit  is  filed  as  part  of  this  report:

Exhibit  99      Press  Release  dated  August  17,  2004



                                                      EXHIBIT  99

CONTACT:     THOMAS  W.  SCHNEIDER  -  PRESIDENT,  CEO
          JAMES  A.  DOWD  -  VICE  PRESIDENT,  CFO
          TELEPHONE:  (315)  343-0057
______________________________________________________________________

PATHFINDER  BANCORP,  INC.  ANNOUNCES  ADJUSTED  SECOND  QUARTER  EARNINGS


Oswego, New York, August 17, 2004 Pathfinder Bancorp, Inc., the mid-tier holding company of Pathfinder bank, (NASDAQ SmallCap Market; symbol PBHC, listing PathBcp) reported adjusted net income of $522,000 or $.21 per share, for the quarter ended June 30, 2004 as compared to $517,000 or $.21 per share for the quarter ended June 30, 2003. For the six months ended June 30, 2004 the Company reported adjusted net income of $845,000, or $.35 per share, compared to $1.0 million, or $.42 per share for the same period in 2004.

Previously reported earnings have been increased by $88,000, net of taxes of $32,000, as a result of an adjustment associated with the sale of an equity security holding at quarter end, identified during the preparation of quarterly financial reports. As a result of the adjustment, total assets increased approximately $58,000, total liabilities increased $32,000, and total shareholders' equity increased $26,000.

Pathfinder Bancorp, Inc. is the mid-tier holding company of Pathfinder Bank, a New York chartered savings bank headquartered in Oswego, New York. The Bank has six full service offices located in its market area consisting of Oswego County. Financial highlights for Pathfinder Bancorp, Inc. are attached. Presently, the only business conducted by Pathfinder Bancorp, Inc. is the 100% ownership of Pathfinder Bank and Pathfinder Statutory Trust I.


This release may contain certain forward-looking statements, which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products, and services.